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                                                                     Exhibit 1.1


                                  $550,000,000

                   AES Eastern Energy 1999 Pass Through Trusts

                     Pass Through Certificates, Series 1999

           (Representing Interests in Secured Lease Obligation Notes)

                               PURCHASE AGREEMENT

                                                                    May 11, 1999

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
CIBC WORLD MARKETS CORP.
  as Initial Purchasers
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

      AES Eastern Energy 1999-A Pass Through Trust and AES Eastern Energy 1999-B Pass Through Trust (collectively, the "Trusts"), newly formed trusts created by AES Eastern Energy, L.P., a Delaware limited partnership (the "Company"), propose to issue and sell to you (the "Initial Purchasers") $ 550,000,000 in aggregate principal amount of Pass Through Certificates, Series 1999-A and Pass Through Certificates, Series 1999-B (collectively, the "Certificates"). The Certificates are to be issued pursuant to two Pass Through Trust Agreements (each, a "Pass Through Trust Agreement") between the Company and Bankers Trust Company, as trustee (the "Pass Through Trustee"). The assets of each Trust will consist solely of notes (the "Lessor Notes") to be issued by owner trusts (the "Owner Trusts") pursuant to indentures (the "Lease Indentures") between the Owner Trusts and Bankers Trust Company, as trustee (the "Lease Indenture Trustee"), in connection with certain leveraged lease transactions described in the Offering Circular hereinafter referred to. Capitalized terms used but not defined herein shall have the meanings given to such terms pursuant to Section
1.1 of the Pass Through Trust Agreements.

      The Certificates will be offered and sold to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering circular, dated April 20, 1999 (the "Preliminary Offering Circular"), and a final offering circular (the "Offering Circular"), dated May 11, 1999, relating to the Company and the Certificates. As described in the Offering Circular, the Trusts
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will use the net proceeds from the offering of the Certificates to purchase the
Lessor Notes from the Owner Trusts.

      Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Certificates (and all Certificates issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
   (B) IT IS AN INSTITUTION WHICH IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE PASS THROUGH TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE PASS THROUGH TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE VALUE AT THE TIME OF TRANSFER OF CERTIFICATES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE PASS THROUGH TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE


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   SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION
   REQUIRING THE PASS THROUGH TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

      BY ITS ACQUISITION OF ANY CERTIFICATE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, ON EACH DAY FROM THE DATE ON WHICH THE HOLDER ACQUIRES THE CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE HOLDER DISPOSES OF ITS INTERESTS IN SUCH CERTIFICATE, EITHER THAT (A) IT IS NOT A PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY PLAN SUBJECT TO ERISA OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE, ALL THE CONDITIONS OF WHICH ARE SATISFIED."


      You have advised the Company that you will make offers (the "Exempt Resales") of the Certificates purchased by you hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs") or institutional "accredited investors" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act ("Institutional Accredited Investors") and (ii) to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 903 and 904 of Regulation S under the Securities Act (such persons specified in clauses (i) and (ii) being referred to herein as "Eligible Purchasers"). As used herein, the terms "offshore transaction" and "U.S. Person" have the respective meanings given to them in Regulation S under the Securities Act. The Initial Purchasers will offer the Certificates to Eligible Purchasers initially at a price equal to the principal amount of each series thereof. Such price may be changed at any time without notice.

            Representations, Warranties and Agreements of the Company. Each of the representations and warranties made by the Company in Section 3.1 of each of the Participation Agreements, dated as of May 1, 1999 (the "Participation Agreements") is hereby incorporated herein by reference as if fully set forth herein and given for the benefit of the Initial Purchasers. In addition, the Company represents, warrants and agrees as follows:

                 The Preliminary Offering Circular and the Offering Circular have been prepared by the Company for use by you in connection with the Exempt Resales. No order or


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decree preventing the use of the Preliminary Offering Circular or the Offering
Circular, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is threatened.

                 The Preliminary Offering Circular and the Offering Circular as of their respective dates did not, and the Offering Circular as of the Closing Date (as hereinafter defined) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Circular and the Offering Circular relating to the Initial Purchasers and made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

                 The Company is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Circular and the Offering Circular, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the AEE Entities taken as a whole or on the Acquired Assets (as defined in the Offering Circular) (a "Material Adverse Effect").

                 Each AEE Subsidiary is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Circular and the Offering Circular, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect.

                 The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, dated May 11, 1999, between the Company and the Initial Purchasers (the "Registration Rights Agreement") and the Pass Through Trust Agreements.

                 Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including,


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without limitation, requirements of reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding in equity or at law) and except that rights to indemnification and contribution hereunder and under the Registration Rights Agreement may be limited by federal or state securities laws or public policy relating thereto.

                 The Pass Through Trust Agreements have been duly and validly authorized by the Company and, upon their execution and delivery by the Company and assuming due authorization, execution and delivery by the Pass Through Trustee, will constitute valid and binding agreements of the Company, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, requirements of reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding in equity or at law).

                 Assuming due authorization, execution and issuance of the Certificates by the Trusts in accordance with the terms of the Pass Through Trust Agreements and authentication by the Pass Through Trustee in the manner set forth in the Pass Through Trust Agreements, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof and thereof, the Certificates will have been validly issued and delivered, and will constitute valid and binding obligations of the Trusts, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, requirements of reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding in equity or at law).

                 Assuming due authorization, execution and issuance of the Lessor Notes by the Owner Trusts in accordance with the terms of the Lease Indentures and authentication by the Lease Indenture Trustee in the manner set forth in the Lease Indentures, upon delivery to the Trusts against payment therefor, the Lessor Notes will have been validly issued and delivered, and will constitute valid and binding obligations of the Owner Trusts entitled to the benefits of the Lease Indentures, enforceable against the Owner Trusts in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, requirements of reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

                 All partnership interests of the Company outstanding prior to the issuance of the Certificates have been duly authorized and validly issued and are fully paid and nonassessable. The sole general and limited partners of the Company are AES NY, LLC and AES NY2, LLC, respectively, and 100% of the membership interests of both such partners is beneficially owned by The AES Corporation. The unaudited pro forma capitalization of the Company after giving effect to the Lease Transactions (as defined in the Offering Circular) is as set forth in the Offering Circular.

                 The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Pass Through Trust Agreements and the issuance of the Certificates


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will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, (ii) the provisions of the Amended and Restated Agreement of Limited Partnership of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Pass Through Trust Agreements and the issuance of the Certificates except (A) as may be required by the securities or Blue Sky laws of any state of the United States ("Blue Sky laws") in connection with the sale of the Certificates, (B) as may be required under the Securities Act and Blue Sky laws in respect of the performance by the Company of its obligations under the Registration Rights Agreement, and (C) for such consents, approvals, authorizations, orders, filings and registrations as have been obtained or made.

                 The Company has established and will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 As of the Closing Date, the Company will have good and marketable title to all property (real and personal) described in the Offering Circular as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Offering Circular, (ii) in respect of real property, such exceptions as are noted in the title insurance policies insuring the interests of the Indenture Trustee, the Owner Trusts and the Company delivered in connection with the Lease Transactions, and (iii) such exceptions as would not, in the aggregate, have a Material Adverse Effect; and all the property described in the Offering Circular as being held under lease by the Company is held by it under valid, subsisting and enforceable leases, with only such exceptions as would not, in the aggregate, have a Material Adverse Effect. In addition, except as described in the Offering Circular, the consummation of the transactions contemplated by this Agreement will not give rise to any third party rights of first refusal under any agreement as to which the Company or any of its property or assets may be subject.

                 As of the Closing Date, AEE 2 will have good and marketable title to all property (real and personal) described in the Offering Circular as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Offering Circular,
(ii) in respect of real property, such exceptions as are noted in the title insurance policies insuring the interests of the Company delivered in connection with the Lease


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Transactions, and (iii) such exceptions as would not, in the aggregate, have a
Material Adverse Effect. In addition, except as described in the Offering Circular, the consummation of the transactions contemplated by this Agreement will not give rise to any third party rights of first refusal under any agreement as to which AEE 2 or any of its property or assets may be subject.

                 The Company has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("Permits") as are necessary under applicable law to own its properties and to conduct its business in the manner described in the Offering Circular, except (i) for the Permits set forth in
Schedule 3.1(d)(ii) to the Participation Agreements, and (ii) to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Except as described in the Offering Circular, none of the Permits contains any restriction that could reasonably be expected to have a Material Adverse Effect on the Company.

                 The Company is not currently nor will it be, upon sale of the Certificates in accordance herewith and the application of the net proceeds therefrom as described in the Offering Circular under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Certificates in a manner that would require the registration of the Certificates under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Certificates.

                 Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Certificates, will not distribute any offering material in connection with the offering and sale of the Certificates other than the Preliminary Offering Circular and Offering Circular and any supplements or amendments thereto prepared in accordance with this Agreement.

                 When the Certificates are issued and delivered pursuant to this Agreement, such Certificates will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Trusts that are listed on a national securities exchange registered under
Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are quoted in a United States automated inter-dealer quotation system.

                 Assuming (i) that your representations and warranties in
Section 2 are true, (ii) compliance by you with your covenants set forth in
Section 2 and (iii) that each of the Eligible


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Purchasers is either (A) an entity that you reasonably believe to be a QIB or an
Institutional Accredited Investor or (B) a person who is not a "U.S. person" and who acquires the Certificates outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of the Certificates by you pursuant hereto and the resale of the Certificates pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

                 The execution and delivery of this Agreement and the Pass Through Trust Agreements and the sale of the Certificates to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code (that is not exempt under a statutory or regulatory exemption). The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Circular under the sections entitled "ERISA Considerations" and "Notice to Investors" and the representations of each of the Owner Participants in Section 3 of each of the Participation Agreements.

                 Except as described in the Offering Circular, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                 Neither the Company nor any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Certificates, and the Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers and the Pass Through Trustee) have complied with and will comply with the offering restriction requirements of Regulation S in connection with any offering of the Certificates to persons other than U.S. Persons.

                 The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Certificates to facilitate the sale or resale of the Certificates.

            Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser represents, warrants and agrees with respect to itself that:

                 Such Initial Purchaser, in connection with the Exempt Resales, will solicit offers to buy the Certificates only from and will offer to sell the Certificates only to, Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Circular.

                 Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and


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counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

            Purchase of the Certificates by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to cause the Trusts to sell $550,000,000 in aggregate principal amount of Certificates consisting of $282,000,000 in aggregate principal amount of Pass Through Certificates, Series 1999-A and $268,000,000 in aggregate principal amount of Pass Through Certificates, Series 1999-B to the several Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase the principal amount of Certificates set forth opposite its name on Schedule 1 hereto. Each Initial Purchaser will purchase such principal amount of Certificates at a purchase price equal to 100% of the principal amount thereof (the "Purchase Price"). The Trusts shall not be obligated to deliver any of the Certificates to be delivered except upon payment for all the Certificates to be purchased on such Closing Date as provided herein.

      The Initial Purchasers shall not be obligated to pay the Purchase Price for the Certificates on the Closing Date unless Morgan Stanley & Co. Incorporated shall have concurrently received, for the accounts of the Initial Purchasers, an underwriting commission equal to 1% of the aggregate principal amount of the Certificates pursuant to Section 2.3 of the Participation Agreements.

            Delivery of Certificates and Payment Therefor. Delivery to the Initial Purchasers of, and payment for, the Certificates shall be made at the time and place specified in Section 2.2 of each of the Participation Agreements, or such other place or time as you and the Company shall designate (the "Closing Date").

                 One or more Certificates in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business day's notice to the Company and the Pass Through Trustee, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of Certificates sold pursuant to Exempt Resales, shall be delivered by the Pass Through Trustee at the direction of the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company and the Pass Through Trustee may direct by written notice delivered to you two business days prior to the Closing Date. The Certificates to be issued in definitive form shall be made available to you for inspection not later than 9:00 a.m. on the business day immediately preceding the Closing Date.

            Further Agreements of the Company.  The Company agrees:

                 To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Certificates for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the United States Securities and Exchange Commission (the "Commission") or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material


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fact made in the Preliminary Offering Circular or the Offering Circular untrue or that requires the making of any additions to or changes in the Preliminary Offering Circular or the Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Certificates under any state securities or Blue Sky laws and, if at any time prior to the completion of the distribution of the Certificates any state securities commission shall issue any stop order suspending the qualification or exemption of the Certificates under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest reasonable possible time.

                 To furnish to you, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as you may reasonably request; provided that the Initial Purchasers shall be responsible for the costs of preparation of any Offering Circulars, or amendments or supplements thereto, requested by them more than 270 days following the date hereof. The Company consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales.

                 Not to amend or supplement the Offering Circular prior to the completion of the distribution of the Certificates unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. If, in connection with any Exempt Resales or market-making transactions after the date of this Agreement, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements in the Offering Circular, in light of the circumstances at the time that the Offering Circular is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Circular so that (i) the statements in the Offering Circular as amended or supplemented will, in light of the circumstances at the time that the Offering Circular is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Circular will comply with applicable law.

                 To cooperate with you and your counsel in connection with the qualification of the Certificates for offer and sale by you and by dealers under the Blue Sky laws of such jurisdictions as you may request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or to general taxation in any jurisdiction in which it is not now so subject. The Company shall take such actions as you reasonably request to continue such qualification in effect so long as required by law for distribution of the Certificates.

                 Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Certificates in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Certificates.

                 For the period that is two years after the Closing Date or for so long as necessary to comply with Rule 144A (during any period when the Certificates are not freely transferable under the Securities Act) in connection with resales by registered holders or beneficial owners of Securities, whichever is longer, to make available to such registered holder or beneficial owner of Certificates in connection with any sale thereof and any prospective purchaser of such Certificates from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                 To comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Certificates by DTC for "book-entry" transfer.

                 To use all reasonable efforts to effect the inclusion of the Certificates in the National Association of Securities Dealers, Inc. Automated Quotation System -- PORTAL ("PORTAL").

                 To cause the Pass Through Trustee to apply the net proceeds from the sale of the Certificates being sold by the Pass Through Trustee as set forth in the Offering Circular under the caption "Use of Proceeds."

            Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay or cause to be paid (by the Owner Trusts or others) all costs, expenses, fees and taxes incident to and in connection with
(i) the preparation, printing, filing and distribution of the Preliminary Offering Circular and the Offering Circular (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Pass Through Trust Agreements, any Blue Sky memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Trusts of the Certificates, (iv) the qualification of the Certificates for offer and sale under the securities or Blue Sky laws of the several states, (v) furnishing such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with the initial Exempt Resales, (vi) the preparation of the Certificates including, without limitation, printing and engraving, (vii) up to $500,000 of the reasonable fees, disbursements and expenses of your counsel, to the extent such fees and expenses exceed $300,000, and the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Certificates in PORTAL, (ix) all fees and expenses in connection with the approval of the Certificates by DTC for "book-entry" transfer and the rating of the Certificates by Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service Inc. ("Moody's") and Fitch IBCA, Inc., (x) the fees, disbursements and expenses of the Pass Through Trustee and the Pass Through

Trustee's counsel, (xi) 50% of all "road show" fees and expenses incurred in connection with the offering of the Certificates, (xii) the fees, disbursements and expenses of Stone & Webster Management Consultants, Inc., London Economics, Inc., John T. Boyd Company and any other third-party consultant in connection with the preparation of the reports of such parties included in the Offering Circular or otherwise and (xiii) the performance by the Company of its other obligations under this Agreement to the extent not provided for above.

            Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                 Each of the conditions set forth in Section 4 of each of the Participation Agreements shall have been satisfied in full, with all certificates and opinions to be delivered therein also addressed and delivered to the Initial Purchasers.

                 The Offering Circular shall have been printed and copies made available to you no later than 5:00 p.m., New York City time, on the second day following the date of this Agreement, or at such later date and time as you may approve in writing.

                 No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Initial Purchasers, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Rights Agreement, the Pass Through Trust Agreements, the Certificates, the Offering Circular and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                 Chadbourne & Parke LLP shall have furnished to the Initial Purchasers its written opinion, as transaction counsel to the Company, addressed to the Initial Purchasers and dated as of the Closing Date, substantially in the form of Exhibit A hereto. In addition, Chadbourne & Parke LLP will deliver a separate letter to the effect that they have participated in conferences with representatives of the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers at which conferences the contents of the Offering Circular and related matters were discussed, and, although they have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except to the extent specified in paragraph 6 of Exhibit A), no facts have come to their attention that lead them to believe that the Offering

Circular, as of the date thereof or as of the date of such letter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that they express no view with respect to the Projections (as hereinafter defined) and the other financial, statistical and accounting data included or which should be included in the Offering Circular).

                 The Initial Purchasers shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Certificates, the Offering Circular and other related matters as the Initial Purchasers may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                 All of the transactions contemplated by the Lease Transactions to be completed on or before the Closing Date (including, without limitation, the closing of the transactions contemplated by the Asset Purchase Agreement on the terms set forth therein as of the date hereof) shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby, and the Initial Purchasers shall have received counterparts, conformed as executed, of the Operative Documents.

                 The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, signed by (i) its General Manager and
(ii) Jennifer Lowry, Project Manager, in their capacities as agents of the Company and not in their individual capacities, stating that:

                    The representations, warranties and agreements of the Company in Section 1 of this Agreement (including those incorporated by reference from the Participation Agreements) are true and correct as of such Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(i) (excluding the application of judgment by the Initial Purchasers as to the effect thereof) and 7(j) are satisfied; and

                    They have examined the Preliminary Offering Circular and the Offering Circular and, in their opinion (A) the Preliminary Offering Circular and the Offering Circular, as of their respective dates, and the Offering Circular, as of the Closing Date, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Circular, no event has occurred which (x) would result in a Material Adverse Effect or (y) would have any material impact on the projections contained in the report of Stone & Webster Management Consultants, Inc. included as part of the Offering Circular (the "Projections").

                 (i) Neither the Company nor the Acquired Assets shall have sustained since the dates as of which information is given in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the Offering Circular and (ii) since the date of the Offering Circular there shall not have been any change in the pro forma unaudited capitalization of the Company after giving effect to the Lease Transactions or any change, or any development involving a prospective change, that would have a Material Adverse Effect or result in a material adverse change on the projected results of operations of the Company contained in the Projections, other than as set forth in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Certificates being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Circular.

                 There shall exist at and as of the Closing Date no conditions that would constitute an event of default (or an event that with notice or the lapse of time, or both, would constitute an event of default) under the Facility Leases or, to the Company's knowledge, the Lease Indentures, the Lessor Notes or the Certificates.

                 Winthrop, Stimson, Putnam & Roberts shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                 The Certificates shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market, the Restricted Global Certificate shall have been accepted for settlement through the facilities of DTC and the Regulation S Global Certificate shall have been accepted for settlement through the facilities of DTC, Cedel and Euroclear.

                 Subsequent to the execution and delivery of this Agreement,
(i)(A) S&P shall have delivered to the Company a final rating letter (a copy of which shall be delivered to the Initial Purchasers), setting forth a rating of BBB- or better with respect to the Certificates, (B) Moody's shall have delivered to the Company a final rating letter (a copy of which shall be delivered to the Initial Purchasers), setting forth a rating of Ba1 or better with respect to the Certificates and (C) Fitch IBCA, Inc. shall have delivered to the Company a final rating letter (a copy of which shall be delivered to the Initial Purchasers), setting forth a rating of BBB- or better with respect to the Certificates and (ii) none of such organizations shall have subsequently downgraded or announced that it has under surveillance or review, with possible negative implications (or without indicating the direction of), its rating of the Certificates.

                 Each of Stone & Webster Management Consultants, Inc., London Economics, Inc. and John T. Boyd Company shall have delivered to the Initial Purchasers a letter confirming, as of the Closing Date, the conclusions and findings of such firm contained in its final report in the Offering Circular.

                 The Company shall have furnished to the Initial Purchasers: (i) a certified copy of the resolutions of its General Partner as of the Closing Date, duly authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Pass Through Trust Agreements and each other Operative Document to which it is a party and any other documents to be executed on or prior to the Closing Date by or on behalf of it in connection with the transactions contemplated thereby; (ii) certified copies of its organizational documents; and (iii) certified copies of powers-of-attorney, if any, pursuant to which officers of the General Partner of the Company or the agents of the Company shall execute this Agreement, the Registration Rights Agreement, the Pass Through Trust Agreements and each other document relating to the Lease Transactions to which it is a party and any other documents executed by or on behalf of it in connection with the transactions contemplated thereby.

                 Hinman, Howard & Kattell, LLP, local counsel to New York State Electric and Gas Corporation, shall have furnished to the Initial Purchasers a letter authorizing them to rely upon its written opinion, addressed to the Company and dated as of the Closing Date, as to the conformance with subdivision laws of the real estate transfers forming part of the Lease Transactions and the transactions contemplated by the Asset Purchase Agreement and the Participation Agreements.

      All letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            Indemnification and Contribution.

                 The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular (in each case as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through Morgan Stanley & Co. Incorporated expressly for use therein, but the foregoing indemnity will not inure to the benefit of any Initial Purchaser (or any person controlling or affiliated with that Initial Purchaser) from whom the person asserting any losses, claims, damages or liabilities in respect of information contained in or omitted from the Preliminary Offering Circular purchased Certificates, if a copy of the Offering Circular (as then amended or supplemented if the Company shall have furnished to the Initial Purchasers on a timely basis, and subject to Section 5(c) hereof, any amendment or supplement thereto) was not sent or given by or on behalf of that Initial Purchaser to that person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the

Certificates to that person, and if the Offering Circular (as so amended or supplemented) would have cured the defect giving rise to that loss, claim, damage or liability.

                 Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through Morgan Stanley & Co. Incorporated expressly for use in the Preliminary Offering Circular or the Offering Circular (in each case as amended or supplemented) (such information to be confirmed in a letter delivered at the Closing).

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a) above, and by the Company, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Certificates (before deducting expenses) received by the Trusts and the total underwriting discounts and commissions received by the Initial Purchasers bear to the total gross proceeds from the offering of the Certificates under this Agreement. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information included in the Preliminary Offering Circular or the Offering Circular by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Certificates they have purchased hereunder, and not joint.

                 The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

            Default of Initial Purchasers. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Certificates which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Certificates to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the amount of Certificates set forth opposite their respective names in this Agreement bears to the aggregate amount of Certificates set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as Morgan Stanley & Co. Incorporated may specify, to purchase the Certificates which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Certificates that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Certificates without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Certificates and the aggregate amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate amount of Certificates to be purchased on such date, and arrangements satisfactory to Morgan Stanley & Co. Incorporated and the Company for the purchase of such Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either Morgan Stanley & Co. Incorporated or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Preliminary Offering Circular, Offering Circular or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

      If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

            Termination. This Agreement shall be subject to termination by notice given by Morgan Stanley & Co. Incorporated to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the

American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iii), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Certificates on the terms and in the manner contemplated in the Offering Circular.

            Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                 If to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Thomas M. O'Flynn (Fax:
212-761-0354), with a copy to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490, Attention: David P. Falck (Fax:
212-858-1500); and

                 If to the Company, shall be delivered or sent by mail, telex or facsimile transmission to AES Eastern Energy, L.P., 1001 North 19th Street, Arlington, Virginia 22209, Attention: William Luraschi (Fax: 703-528-4510), with a copy to Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Richard Sonkin (Fax: 212-541-5369).

            Definition of the Term "Business Day." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

            Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing correctly sets forth the agreement between the Initial Purchasers and the Company, please indicate your acceptance in the space provided for the purpose below.

                                    Very truly yours,

                                    AES EASTERN ENERGY, L.P.
                                    By:  AES NY, LLC
                                            Its General Partner




                                    By:_________________________________
                                          Name:
                                          Title:

Accepted:

MORGAN STANLEY & CO. INCORPORATED



By:_____________________________________
      Name:
      Title:



CREDIT SUISSE FIRST BOSTON CORPORATION



By: _____________________________________
      Name:
      Title:



CIBC WORLD MARKETS CORP.



By: _____________________________________
      Name:
      Title:

                                   SCHEDULE 1

                  AES Eastern Energy 1999-A Pass Through Trust
                    Pass Through Certificates, Series 1999-A

Initial Purchasers                          Principal Amount of Certificates
Morgan Stanley & Co. Incorporated                     $    211,500,000
Credit Suisse First Boston Corporation                      56,400,000
CIBC World Markets Corp.                                    14,100,000
                                                      ----------------


      Total                                           $    282,000,000
                                                      ================


              AES Eastern Energy 1999-B Pass Through Trust
                Pass Through Certificates, Series 1999-B

Initial Purchasers                          Principal Amount of Certificates
Morgan Stanley & Co. Incorporated                     $    201,000,000
Credit Suisse First Boston Corporation                      53,600,000
CIBC World Markets Corp.                                    13,400,000
                                                      ----------------


      Total                                           $    268,000,000
                                                      ================

                                                                       Exhibit A

                   [FORM OF OPINION OF CHADBOURNE & PARKE LLP]

                        [CHADBOURNE & PARKE LETTERHEAD]*




                               _____________, 1999



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
CIBC World Markets Corp.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

      We have acted as special counsel to AES Eastern Energy, L.P. (the "Company") in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Purchase Agreement, dated May _______, 1999 (the "Purchase Agreement"), by and between you (collectively, the "Initial Purchasers") and the Company. This opinion is delivered to you at the request of the Company pursuant to Section 7(e) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings specified pursuant to Section 1.1 of the Pass Through Trust Agreements (as defined in the Purchase Agreement).

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Participation Agreements; (ii) the Facility Leases; (iii) the Site Leases; (iv) the Site Subleases; (v) the Bills of Sale; (vi) the Deeds; (vii) the Pass Through Trust Agreements; (viii) the forms of Certificates attached to the Pass Through Trust Agreements; (ix) the Lease Indentures; (x) the Lessor Notes issued under each Lease Indenture; (xi) the Mortgages; (xii) the Additional Facilities Agreement; (xiii) the Purchase Agreement; (xiv) the Registration Rights Agreement (the documents referred to in clauses (i) through (xiv) are collectively referred to herein as the "Principal Documents"); (xv) the Offering Circular dated May _______, 1999 (the "Offering Circular") with respect to the Certificates; and (xvi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


--------

* Note: Subject to modification depending on forms of opinions to be delivered under Participation Agreements and addressed to Initial Purchasers.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Purchase Agreement. We have also assumed (i) the due incorporation and valid existence of the Pass Through Trustee, (ii) that the Pass Through Trustee has the requisite corporate power and authority to execute and deliver the Pass Through Trust Agreements and perform its obligations thereunder, and (iii) that the Pass Through Trust Agreements have been duly authorized, executed and delivered by the Pass Through Trustee. We have also assumed that each of the Initial Purchasers has the requisite corporate power and authority to execute and deliver the Purchase Agreement and the Registration Rights Agreement and to perform its obligations thereunder and that the Purchase Agreement and the Registration Rights Agreement were duly executed and delivered by the Initial Purchasers and are the valid and binding obligations of each of the Initial Purchasers enforceable against each of the Initial Purchasers in accordance with their terms.

      With respect to the opinions expressed in paragraphs 1 and 2 and the first sentence of paragraph 3 below, we have relied on the opinion of William R. Luraschi, Vice President and General Counsel of The AES Corporation, addressed to you of even date. We believe that both you and we are justified in relying upon such opinion with respect to such matters.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      1. The Company is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

      2. The Company has all requisite partnership power and authority to execute and deliver the Principal Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Principal Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary partnership action on the part of the Company.

      3. The Principal Documents to which the Company is a party have been duly executed and delivered by the Company. Each of the Purchase Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including requirements of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. In addition, the availability of equitable remedies, including without limitation specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought.

      4. (a) The Pass Through Trust Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) assuming the due execution, authentication and delivery thereof by the Pass Through Trustee, the Certificates constitute the legal, valid and binding obligations of the applicable Pass Through Trust and are entitled to the benefits of the applicable Pass Through Trust Agreement, in each case, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including requirements of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      5. The execution and delivery by the Company of the Principal Documents to which it is a party, the consummation of the transactions contemplated by the Principal Documents and compliance by the Company with the provisions thereof will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of (i) the Amended and Restated Agreement of Limited Partnership of the Company or (ii) the Applicable Contracts (except that we express no opinion as to any covenant, restriction or provision of the Applicable Contracts with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its affiliates). "Applicable Contracts" means those agreements or instruments set forth on Exhibit A attached hereto, which have been identified to us as all the agreements and instruments that are material to the business or financial condition of the Company. In addition, the availability of equitable remedies, including without limitation specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought.

      6. The statements in the Offering Circular under the captions "Certain Relationships and Related Transactions" and "Description of Credit Facility," insofar as they constitute summaries of the documents referred to therein, constitute fair summaries thereof in all material respects. The statements in the Offering Circular under the captions "Offering Circular Summary - The Offering" and "Description of the Certificates," insofar as they constitute summaries of the Registration Rights Agreement, the Lessor Notes, the Lease Indentures, the Facility Leases, certain provisions of the Participation Agreements, the Pass Through Trust Agreements, the Mortgages, the Depositary Agreement and the Certificates, constitute fair summaries thereof in all material respects. The statements in the Offering Circular under the captions "Regulation," "Offering Circular Summary - New York State Deregulation and Overview of the New York Power Market," "Business - NYPP," "ERISA Considerations" and "Certain U.S. Federal Income Tax Consequences," insofar as they constitute descriptions of Federal and state laws, regulations, orders and policies, or the terms of permits applicable to the Company or AEE2, constitute fair summaries thereof in all material respects.

      7. Assuming (i) that the representations of each of the Initial Purchasers and the Company contained in the Purchase Agreement are true, correct and complete, (ii) compliance by each of the Initial Purchasers with its covenants set forth in the Purchase Agreement, and (iii) that the Initial Purchasers have not offered or sold the Certificates by any form of general solicitation or general advertising, it is not necessary in connection with the offer, sale and delivery of the Certificates to the Initial Purchasers pursuant to the Purchase Agreement or the resales of the Certificates by the Initial Purchasers in the manner contemplated by the Purchase Agreement to register the Certificates or the Lessor Notes under the Securities Act of 1933, as amended, or to qualify the Pass Through Trust Agreements or the Lease Indentures under the Trust Indenture Act of 1939, as amended.

      The opinions expressed herein are limited to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                          Very truly yours,